UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2006

General Components, Inc.
(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-33483 (Commission File Number)	88-0496645 (I.R.S. Employer Identification No.)

Suite 2021, 20F, Two Pacific Place, 88 Queensway, Hong Kong (Address of Principal Executive Offices)		n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2167-8298

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 . Departure of Directors or Principal Officers; Appointment of Principal Officers.

On November 23, 2006, each of Simon Mu, Bruce A. Cole and Jonathan Chan, resigned from his respective officer position with General Components, Inc. (the “Company”), effective on such date. Simon Mu had served as Chairman and Chief Executive Officer of the Company; Bruce A. Cole had served as Vice Chairman, President and Secretary of the Company; and Jonathan Chan had served as the Treasurer and Chief Financial Officer of the Company. There were no disagreements between each of the above named persons and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.

On November 23, 2006, the Board of Directors of the Company appointed, to fill the vacancies left by each of Simon Mu, Bruce A. Cole and Jonathan Chan, Mr. Zhang Zhengyu as the Chairman and Chief Executive Officer of the Company, Ms. Li Ming as the President and Secretary of the Company, and Mr. Ma Qing as the Treasurer and Chief Financial Officer of the Company.

We hereby incorporate by reference herein the information regarding the newly appointed principal officers contained in the Current Report on Form 8-K filed on November 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMPONENTS, INC.

By:	/s/ Li Ming
Name: Li Ming
Title: President and Secretary

Dated: November 28, 2006